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                                                                    EXHIBIT 99.2



                             STOCKHOLDERS AGREEMENT




                               DATED MARCH 9, 2005



                                      AMONG



                  FIDELITY NATIONAL INFORMATION SERVICES, INC.
                                       AND
                            THE OTHER PARTIES HERETO



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                                TABLE OF CONTENTS

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                                                                            PAGE
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
ARTICLE I      REPRESENTATIONS AND WARRANTIES OF THE PARTIES ...........       1

      1.1   Representations and Warranties of the Company and Parent ...       1

      1.2   Representations and Warranties of the Stockholders .........       2

ARTICLE II     VOTING AGREEMENTS AND COVENANTS .........................       2

      2.1   Election of Directors; Committees ..........................       2

      2.2   Voting Required for Action .................................       5

      2.3   Selection Criteria .........................................       7

      2.4   Sponsor Veto ...............................................       7

      2.5   Independent Company Management Terms .......................       8

      2.6   Parent Board Representation ................................       8

ARTICLE III    TRANSFERS OF SHARES .....................................       8

      3.1   Restrictions on Transfer of Shares .........................       8

      3.2   Tag-Along Rights ...........................................       9

      3.3   Transfers in Violation of Agreement ........................      10

ARTICLE IV     LIQUIDITY RIGHTS ........................................      10

      4.1   Duty to Negotiate; Appraisal ...............................      10

      4.2   Exchange Rights ............................................      13

ARTICLE V      TAKE-ALONG RIGHT ........................................      14

      5.1   Take-Along Right ...........................................      14

ARTICLE VI     REDEMPTION RIGHTS .......................................      15

      6.1   Redemption of Sponsor Shares ...............................      15

      6.2   Redemption Closing .........................................      16

      6.3   Failure to Redeem ..........................................      16

ARTICLE VII    PRE-EMPTIVE RIGHTS ......................................      17

      7.1   Issuance of New Shares .....................................      17

ARTICLE VIII   BOARD OBSERVERS AND ACCESS ..............................      18

      8.1   Board Representation and Access ............................      18

      8.2   Information Rights .........................................      20

ARTICLE IX     AMENDMENT AND TERMINATION ...............................      21

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
      9.1   Amendment and Waiver .......................................      21

      9.2   Termination of Agreement ...................................      21

      9.3   Termination as to a Party ..................................      21

ARTICLE X      MISCELLANEOUS ...........................................      21

      10.1  Certain Defined Terms ......................................      21

      10.2  Legends ....................................................      26

      10.3  Severability ...............................................      27

      10.4  Entire Agreement ...........................................      27

      10.5  Successors and Assigns .....................................      27

      10.6  Counterparts ...............................................      27

      10.7  Remedies ...................................................      28

      10.8  Notices ....................................................      28

      10.9  Governing Law ..............................................      29

      10.10 Descriptive Headings .......................................      30

      10.11 Tax-Free Reorganization ....................................      30


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                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is entered into as of March 9, 2005 by and among (i) Fidelity National Information Services, Inc., a Delaware corporation (the "Company"), (ii) Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Cayman Fund V, L.P., Thomas
H. Lee Investors Limited Partnership, Putnam Investment Holdings, LLC, Putnam Investments Employees' Securities Company I, LLC, and Putnam Investments Employees' Securities Company II, LLC (each a "THL Holder," collectively, "THL"), (iii) TPG Partners III, L.P., TPG Parallel III, L.P., TPG Investors III, L.P., FOF Partners III, L.P., FOF Partners III-B, L.P., TPG Dutch Parallel III, C.V. and TPG Partners IV, L.P. (each a "TPG Holder," collectively "TPG"), (iv) Evercore METC Capital Partners II L.P. ("Evercore Holder," or "Evercore"), (v) Banc of America Capital Investors, L.P. ("BACI Holder", or "BACI"), and (vi) Fidelity National Financial, Inc. (the "Parent"). Each THL Holder, TPG Holder, the Evercore Holder and the BACI Holder is referred to herein as a "Sponsor," and collectively, the "Sponsors." The Sponsors, the Parent, each member of management who hereafter (i) exercises options to purchase Common Stock, or (ii) purchases restricted Common Stock, pursuant to the Company's 2005 Stock Incentive Plan (the "SIP") and becomes a party hereto (each, a "Management Holder"), and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Certain capitalized terms used herein are defined in Section 10.1.

      The parties hereto agree as follows:

                                   ARTICLE I
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

            1.1 Representations and Warranties of the Company and Parent.Each of the Company and Parent hereby represent and warrant to each Stockholder (other than Parent) that as of the date of this Agreement:

            (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

            (b) this Agreement has been duly and validly executed and delivered by it and constitutes a legal and binding obligation of the Company or Parent, as the case may be, enforceable against it in accordance with its terms; and

            (c) the execution, delivery and performance by the Company and Parent of this Agreement and the consummation by the Company and Parent of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company or Parent is subject, (ii) violate any order, judgment or decree applicable to the Company or Parent or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's or Parent's organizational documents or any agreement or instrument to which the Company or Parent is a party or by which it is bound.

            1.2 Representations and Warranties of the Stockholders. Each Stockholder other than Parent (as to himself or itself only) represents and warrants to the Company and Parent that, as of the time such Stockholder becomes a party to this Agreement:

            (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of its state of incorporation, or it is a limited partnership or a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of its state of formation, as the case may be, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action.

            (b) this Agreement (or the separate joinder agreement executed by such Stockholder) has been duly and validly executed and delivered by such Stockholder, and this Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; and

            (c) the execution, delivery and performance by such Stockholder of this Agreement (or any joinder to this Agreement, if applicable) and the consummation by such Stockholder of the transactions contemplated hereby (and thereby, if applicable) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Stockholder or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound.

                                   ARTICLE II
                         VOTING AGREEMENTS AND COVENANTS

            2.1 Election of Directors; Committees.

            (a) Each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting Shares of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable actions within such Person's control, and the Company will take all necessary or desirable actions within its control, to cause the authorized number of directors to be established at up to sixteen (16) directors, and to elect or appoint or cause to be elected or appointed to the board of directors of the Company (the "Board") and cause to be continued in office, the following individuals, in each case subject to the provisions of subparagraph (b) below:


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            (i)   one (1) director designated by Thomas H. Lee Equity Fund V,
                  L.P. and one (1) director designated by Thomas H. Lee Parallel Fund V, L.P. (collectively, the "THL Directors"), who shall initially be Thomas M. Hagerty and Seth Lawry and who shall be such directors so long as they are principals of THL (or equivalent or higher ranking employees of THL), provided that any directors replacing the initial THL Directors shall always be individuals who are principals of THL (or equivalent or higher ranking employees of THL);

            (ii) two (2) directors designated by TPG Partners IV, L.P. (the "TPG Directors"), who shall initially be Jonathan Coslet and Marshall Haines and who shall be such directors so long as they are principals of TPG (or equivalent or higher ranking employees of TPG), provided that any directors replacing the initial TPG Directors shall always be individuals who are principals of TPG (or equivalent or higher ranking employees of TPG); and

            (iii) up to twelve (12) directors designated by Parent representing the proportional amount of Shares held by Parent at the relevant time (the "Parent Directors"), one of whom shall be William P. Foley, II, subject to the terms of paragraph (c) below; provided that, it is acknowledged that any number of the director seats to be filled by the Parent at any time may remain vacant until such time as the Parent elects to fill such seats.

            (b) If at any time THL or TPG ceases to own at least 50% of the Shares held by it as of the date hereof (subject to adjustment for stock splits, combinations and similar events), the number of directors THL or TPG, as the case may be, is entitled to designate shall be decreased by one. In the event such decrease results in an undesignated Board seat, the remaining Board members may designate, by majority vote, a successor director to fill the vacancy created thereby or decrease the size of the Board by such seats.

            (c) The chairman of the Board (the "Chairman") shall be elected by a majority vote of the Board; provided, however, that William P. Foley, II shall serve as the Chairman for an initial period of three (3) years provided he continues to be employed by the Company as Chief Executive Officer.

            (d) The Board shall hold no less than one (1) meeting per fiscal quarter. At each meeting of the Board (or committee thereof) at which a quorum is present, each director shall be entitled to one vote on each matter to be voted on at such meeting. A majority of the Board shall constitute a quorum.

            (e) If at any time any director ceases to serve on the Board (whether due to resignation, removal or otherwise), the Stockholders shall elect a successor to fill the vacancy created thereby on the terms and subject to the conditions of paragraphs (a) and (b) above. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting Shares of the Company over which such Person has the power to vote or direct the voting, and shall take all

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such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

            (f) Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company may have to remove any director for cause under applicable law, the certificate of incorporation of the Company, or the by-laws of the Company, as the case may be. No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of the Stockholders' rights to designate a different individual pursuant to this
Section 2.1 to fill the position from which such individual was removed.

            (g) Each member of the Board shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any Board meeting.

            (h) For so long as a Sponsor has any designees on the Board, Parent shall maintain a directors' and officers' liability insurance policy for directors and officers of Parent and its Subsidiaries (including the Company), with coverage of at least $125.0 million of "Side A", "Side B" and "Side C" coverage (the "Policy"), plus an additional $20.0 million of "Side A" coverage with terms substantially the same as the terms in effect under the Parent's policy in effect on the date hereof. In the event that any claims are made under the Policy such that less than $50 million of coverage remains under the Policy in any calendar year, Parent agrees to purchase additional "Side A", "Side B" and "Side C" directors' and officers' liability insurance such that there shall always be a minimum of $50 million of coverage available to directors and officers of the Parent and its Subsidiaries. The Company shall indemnify the directors designated by the Sponsors in accordance with the Company's certificate of incorporation and each indemnification agreement entered into by the Company and such director.

            (i) There shall be established at all times during the term of this Agreement a Compensation Committee of the Board (the "Compensation Committee") which shall be comprised of up to five (5) directors as follows: one (1) of whom shall be one of the THL Directors, one (1) of whom shall be one of the TPG Directors and three (3) of whom shall be Parent Directors, provided that, one
(1) of the Parent Directors shall be an independent director selected by Parent who shall not be an employee of Parent. The Compensation Committee will (i) determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits) consistent with compensation of companies similar to the Company and (ii) subject to
Section 2.2(a)(vii) hereof, approve the grants of any options or awards under, or amendments to or replacement of, the SIP and the repurchases of any stock under the terms of the SIP; provided that no member of the Compensation Committee may vote on his own compensation or option or award grant. The initial members of the Compensation Committee shall be William P. Foley, II, Thomas M. Hagerty and Jonathan Coslet and two other individuals designated by Parent in accordance with the provisions in this clause (i).

            (j) There shall be established at all times during the term of this Agreement an Audit Committee of the Board (the "Audit Committee") which shall be comprised of THL Directors, TPG Directors and Parent Directors representing the proportional amount of Shares held by the Sponsors and Parent, respectively. The Audit Committee shall determine the Company's audit policies, review audit reports and recommendations made by the Company's internal audit staff and its independent auditors, meet with the Company's independent auditors, oversee the independent auditors, and recommend the Company's engagement of independent auditors.

            (k) All other committees that may be established by the Board from time to time shall be comprised of up to five (5) directors as follows: one (1) of whom shall be one of the THL Directors, one (1) of whom shall be one of the TPG Directors and three (3) of whom shall be Parent Directors, provided that, one (1) of the Parent Directors shall be an independent director selected by Parent who shall not be an employee of Parent.

            2.2 Voting Required for Action.

            (a) At any time prior to a Public Offering, the following actions by the Company or any of its Subsidiaries shall require the approval of (X) the holders of at least a majority of the Shares then held by THL and its Transferees, and (Y) the holders of at least a majority of the Shares then held by TPG and its Transferees (together, the "Major Sponsors"):

            (i) the approval of any modification or deviation in excess of (A) 20% with respect to the capital expenditure line item of the annual operating budget and capital expenditure budget of the Company and its Subsidiaries from the amounts included in the three (3) year projections attached hereto as Schedule 1 (unless such increase relates to an acquisition permitted or approved under Section 2.2(a)(ii)), and (B) 20% of the aggregate amounts set forth in the annual operating budget and capital expenditure budget approved by the Board on an annual basis,

            (ii) acquisition, by merger or consolidation, or by purchase of, or investments in, all or substantially all of the assets or stock of, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, in excess of $50,000,000 per transaction or series of related transactions, or in excess of $100,000,000 in the aggregate in any fiscal year,

            (iii) amendments to the certificate of incorporation or bylaws of the Company or any of its Subsidiaries in a manner which disproportionately and adversely affects the rights of the Sponsors or which adversely affect the indemnification or exculpation of any director of the Company,

            (iv) subject to the rights of the Sponsors in Sections 4.1 and 5.1, any (A) sale of all or substantially all of the assets of, or liquidation, dissolution or recapitalization of, the Company or any of its Material Subsidiaries, or (B) change of control of the Company or a Material Subsidiary, whether through merger or sale of stock or otherwise, the result of which is Persons owning voting stock of the Company or such Material Subsidiary, as the case may be, prior to such transaction do not hold more than 50% of the voting stock of the Company or such Material Subsidiary after giving effect to such transaction,

            (v) the incurrence of any indebtedness for borrowed money by the Company or any of its Subsidiaries in excess of $100,000,000 in the aggregate or the granting of any lien or encumbrance on the assets or pledge of the capital stock of the Company or its Subsidiaries (other than indebtedness incurred under, and liens imposed in connection with the Financing),

            (vi) the authorization or issuance, or committing to authorize or issue, any equity securities of the Company or its Subsidiaries senior to the Shares (or any replacement securities) held by the Sponsors as to liquidation preference, redemption rights or dividend rights,

            (vii) any increase in the authorized number of shares of Common
                  Stock or Common Stock Equivalents issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company, pursuant to the SIP or adoption of any similar incentive or option plan, or any option grant under the SIP in excess of 16,378,379 shares or the making of any restricted stock awards under the SIP in excess of the initial 2,500,000 aggregate share award contemplated by
                  Section 2.7 hereof,

            (viii)entering into any contract or transaction (other than an
                  Exempted Arrangement) which involves payments by any party of more than $500,000 annually in the aggregate, between the Company and any of its Subsidiaries on the one hand and any Stockholder or its Affiliates or any Related Parties on the other,

            (ix) in the event an employee of the Company is terminated without Cause (as defined in the SIP), exercising any call right under the SIP to repurchase Common Stock or Common Stock Equivalents from such employee if the aggregate purchase price paid to employees for the repurchase of shares pursuant to the SIP within the prior 12 months (including the current repurchase ) exceeds $15,000,000,

            (x) any Public Offering that is not a Qualified Public Offering, or

            (xi) any (A) commencement of a case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (B) making of a general assignment for the benefit of its creditors.

            (xii) the amendment or modification, in a manner adverse to the
                  Sponsors, of the commission percentage payable to any of the Company's Subsidiaries pursuant to the Issuing Agency Agreements by and among the Company's Subsidiaries and each of Chicago Title Insurance Company and LSI Title Agency, Inc.

                  (b) The Company agrees to provide each of the Sponsors written notice of any proposed action that is approved or denied by the Major Sponsors pursuant to Section 2.2(a) within 10 business days following such approval or denial, as the case may be, which notice shall include a brief summary of the action taken by the Major Sponsors.

            2.3 Selection Criteria. In the event that the Board determines to appoint a new Chief Executive Officer, Chief Financial Officer or Chief Operating Officer (or equivalent position) at any time or times, the Company shall select persons for such positions who meet criteria agreed to in advance by the Board in consultation with the Major Sponsors.

            2.4 Sponsor Veto.

            (a) Each time the Board proposes to replace the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, the Major Sponsors, for bona fide, good faith reasons, communicated in writing in reasonable detail by the Major Sponsors within a reasonable time after the Company notifies the Major Sponsors of the identity of a proposed replacement candidate, shall have the right to veto the selection of two such proposed candidates for Chief Executive Officer, two such proposed candidates for Chief Financial Officer and two such proposed candidates for Chief Operating Officer of the Company (each such candidate, a "Candidate").

            (b) In the event the Major Sponsors have already vetoed two Candidates for any of such positions, the Major Sponsors will have the right to veto a third Candidate for such position so long as the Major Sponsors withdraw their veto and waives their veto rights with respect to one of the previously vetoed Candidates, and the Company will have the right to appoint to such position the Candidate for whom the veto was withdrawn.

            (c) Notwithstanding anything in this Section 2.4 to the contrary:

            (i) a simple majority of the Board may appoint an interim Chief Executive Officer, Chief Financial Officer or Chief Operating Officer to serve for a term not to exceed (unless otherwise agreed in writing by the Sponsor Group) 120 calendar days (the "Interim Term"); and

            (ii) a simple majority of the Board may extend the Interim Term by successive increments of 60 calendar days until a Chief Executive Officer, Chief Financial Officer or Chief Operating Officer is appointed, so long as the

                  Company is proceeding in good faith with the process set forth in this Section 2.4.

            2.5 Independent Company Management Terms. The Company will use reasonable best efforts to put in place within a reasonable time after the date hereof a senior management team at the Company (including a chief legal officer and chief operating officer) composed of managers who are not employed by, or serve as directors of, Parent (other than William P. Foley, II and Brent Bickett who will be employed by both Parent and the Company).

            2.6 Parent Board Representation. Parent will use reasonable best efforts to have Thomas M. Hagerty nominated and elected to Parent's Board of Directors.

            2.7 2005 Stock Incentive Plan. Promptly following the Closing Date, the Company intends to offer to certain key employees set forth on a schedule previously delivered to the Sponsors stock awards under the SIP covering an aggregate of 2,500,000 shares of Common Stock, at a purchase price per share of $10 each. Each person offered such an award will have until the date (the "Cut-Off Date") that is 60 days after the Closing Date to accept the award by returning a signed copy of the award agreement, payment for the shares and a counterpart signature page to this Agreement. The making of any (i) restricted stock award under the SIP in excess of the initial 2,500,000 shares referred to above shall, and (ii) stock option award under the SIP in excess of the initial 16,378,379 shares reserved in the SIP, shall require consent in accordance with
Section 2.2(a).

                                  ARTICLE III
                               TRANSFERS OF SHARES

            3.1 Restrictions on Transfer of Shares.

            (a) Prior to the completion of the Company's first Public Offering, no Stockholder may Transfer any Shares, except in an Exempt Transfer or otherwise in accordance with the applicable terms of this Agreement.

            (b) No Transfer of any Shares by any Stockholder shall become effective unless and until the Transferee (unless such Transferee already is party to this Agreement) executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as the transferring Stockholder. Upon such Transfer and such execution and delivery, the Transferee acquiring Transferred Shares shall be bound by, and entitled to the benefits of, this Agreement in the same manner as the transferring Stockholder; provided that no Transferee of a Sponsor (other than pursuant to the second sentence of the definition of an Exempt Transfer) shall be entitled to any of the rights of the Sponsor set forth in this Agreement (or the benefits hereunder) other than
Section 3.2, Article VII, Article VI, Section 8.2, Article IX and Article X hereof. Any attempted Transfer of Shares by any Stockholder not in accordance with this Section 3.1 shall not be effective and shall be void.

            (c) No Shares may be transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act) unless, if requested by the Company, such Stockholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

            3.2 Tag-Along Rights.

            (a) At any time after the date of this Agreement, if any Sponsor or Parent (the "Selling Holder") proposes to Transfer any Shares, the Selling Holder shall, before such Transfer:

            (i) Deliver to the Company and to the other Stockholders (the "Other Holders") at least thirty (30) days prior written notice of such proposed Transfer (the "Sale Notice") and the terms of such Transfer, including (A) the number of Shares to which the Transfer relates (the "Offered Shares"), (B) the name and address of the proposed Transferee, (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Selling Holder as may be reasonably necessary for the other Stockholders to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment proposed by the Selling Holder.

            (ii) Any of the Other Holders may, within twenty-five (25) days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Shares such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Shares pursuant to this
                  Section 3.2(a) in connection with a Transfer of Offered Shares, to sell a number of shares equal to the product of its Pro Rata Amount and the number of Offered Shares, (2) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee on behalf of itself the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Shares (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear its ratable share (which shall be proportionate based on the value of Shares that are Transferred) of all liabilities to the Transferees arising out of representations, warranties (other than those representations, warranties and covenants that pertain specifically to a given Stockholder), covenants, indemnities or other agreements made in connection with the Transfer. Each Stockholder will bear (x) its own costs of any sale of Shares pursuant to this Section 3.2(a) and (y) its pro-rata

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                  share (based upon the relative amount of Shares sold) of any of the other costs of any reasonable and customary sale of Shares pursuant to this Section 3.2(a) to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Transferee.

            (b) If none of the Other Holders gives the Selling Holder a Tag-Along Notice prior to the expiration of the 25-day period for giving Tag-Along Notices with respect to the Transfer proposed in the Sale Notice, then (notwithstanding this Section 3.2(a)) the Selling Holder may Transfer such Offered Shares on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the 25-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Shares not Transferred by the Selling Holder during such 90-day period will again be subject to the provisions of this Section 3.2 upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Shares, and no Selling Holder shall transfer any of its shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of any of the Other Holders.

            (c) The rights and restrictions contained in Section 3.2(a) shall not apply with respect to any Exempt Transfer, except Exempt Transfers pursuant to this Section 3.2.

            3.3 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

                                   ARTICLE IV
                                LIQUIDITY RIGHTS

            4.1 Duty to Negotiate; Appraisal.

            (a) If the Sponsors shall have cooperated with the Company in its efforts to consummate a Qualified Public Offering but the Company has not consummated a Qualified Public Offering prior to the second anniversary of the Closing Date, then, at any time thereafter, the holders of 75% of the Sponsor Shares (together, the "Sponsor Group") may give notice (the "Transfer Notice") to Parent that the Sponsors desire to sell their Shares to Parent. For a period of 30 days from the date of the Transfer Notice, each party will negotiate in good faith regarding a sale of all the Sponsor Shares to the Parent or the Company. If the parties are unable to agree upon the terms of a sale of the Sponsor Shares to the Parent or the Company within such 30-day period, then the Sponsor Group may elect to initiate the Appraisal Process to determine the Appraisal Price (the "Election"). Any Appraisal Process shall be initiated by the Sponsor Group by delivering to Parent and the Company the report of the first appraiser.

            (b) If, following the first Appraisal Process, the Sponsor Group is not satisfied in its sole discretion, with the Appraisal Price (which determination it shall make within fifteen (15) days of completion of the Appraisal Process), then it may elect (the "Second Election") to initiate the Appraisal Process a second time; provided that the Sponsor Group may not make a Second Election within 12 months of the Election. If, following the second Appraisal Process, the Sponsor Group is not satisfied in its sole discretion, with the Appraisal Price (which determination it shall make within fifteen (15) days of completion of the Appraisal Process), then it may elect to initiate the Appraisal Process a third time (the "Third Election"), provided that, the Sponsor Group may not make a Third Election within 12 months of the Second Election. The Sponsor Group may not initiate the Appraisal Process more than three times.

            (c) If, following any Appraisal Process, the Sponsor Group is satisfied, in its sole discretion, with the Appraisal Price, the Sponsor Group shall so notify the Parent and the Company and the Parent or the Company may elect, within fifteen (15) days of receipt of notice of the Sponsor Group's approval of the Appraisal Price, in its sole discretion, to purchase for cash all but not less than all of the Sponsor Shares from the Sponsors at the Appraisal Price by sending written notice to the Sponsors, and, in such event, the Sponsors shall sell all but not less than all of the Sponsor Shares to the Company and/or Parent. The closing of the purchase of the Shares from the Sponsors by the Company and/or Parent pursuant to this Section 4.1(c) shall occur no later than 30 days after notice of the Company or Parent's election to purchase.

            (d) If the Sponsor Group, in its sole discretion, has approved an Appraisal Price, but the Company and Parent elect not to purchase the Sponsors' Shares or fail to make an election within the 15-day time period referenced in clause (c) above, then the Sponsor Group shall have the right to compel a Sale of the Company pursuant to Section 4.1(e) (the "Sale Process").

            (e) In accordance with Section 4.1(d) above, the Sponsor Group may elect to compel a Sale of the Company in accordance with the provisions of this
Section 4.1(e) by providing written notice thereof to the Company.

            (i) The Stockholders and the Company promptly after receiving such notice will take, under the direction of the Sponsor Group, all actions reasonably necessary or desirable and will use their reasonable best efforts to cause the consummation of such Sale of the Company (and, as used in this Section 4.1, if structured as a stock sale, a sale of 100% of the outstanding stock of the Company) at the highest value reasonably available. Without limiting the foregoing, (i) each of Parent and the Company shall provide each of the Sponsors with prompt notice regarding any and all approvals, consents, notifications, waivers and other legal requirements applicable to it and necessary for the consummation of the proposed Sale of the Company, and shall use its reasonable best efforts to obtain all such approvals, consents, notifications and waivers, and comply with all such other legal requirements in a timely fashion, (ii) the Company shall hire an investment bank (chosen by the Sponsor Group, but reasonably acceptable to the Company) to identify potential buyers, conduct an auction process and otherwise facilitate a Sale of the Company, (iii) subject to the provisions of 4.1(e)(ii), if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires equityholder approval, subject to the approval of the terms of such proposed Sale of the Company by the Sponsor Group, in its sole discretion, the Stockholders and the Company will vote or cause to be voted all Shares that they hold or with respect to which such Stockholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (iv) subject to the provisions of 4.1(e)(ii) and to the approval of the Sale of the Company by the Sponsor Group, in its sole discretion, if the proposed Sale of the Company is structured as or involves a sale or redemption of Shares, the Stockholders will agree to sell all but not less than all of their Shares on the terms and conditions approved by such Sponsor Group, and the Stockholders and the Company will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by such Sponsor Group (the "Definitive Sale Agreements"), and will make to the buyer the same representations, warranties, covenants, indemnities and agreements (other than non-competition agreements) as the Sponsor Group makes in connection with such Sale of the Company (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, any Sponsor, the other Stockholders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear their ratable share (which shall be proportionate based on the value of Shares that are being sold in such Sale of the Company) of all liabilities of the Stockholders arising out of representations, warranties (other than those representations, warranties, covenants, indemnities and agreements that pertain specifically to a given Stockholder), covenants, indemnities or other agreements made in the Definitive Sale Agreements.

            (ii) The obligations of the Stockholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (A) upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Shares shall receive the same form and amount of consideration per share, or amount of Shares, or if any holders of a particular class or series of Shares are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, (B) all holders of vested and exercisable rights to acquire a particular class or series of Shares will be given an opportunity to either (1) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Shares or (2) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (x) the same amount of consideration per share, or amount of Shares received by the holders of such type and class of Shares in connection with the Sale of the Company less the exercise price per share, or amount of such rights to acquire such Shares by (y) the number of shares, or aggregate amount of Shares represented by such rights, and (C) in no event shall the aggregate liability of any Stockholder for representations, warranties, covenants, indemnities or agreements (other than with respect to such Stockholder's ownership of its Shares or ability to consummate the transfer thereof) with respect to any Sale of the Company exceed the proceeds received by such Stockholder in such Sale of the Company.

            (iii) Each Stockholder will bear its or his pro-rata share (based upon the relative amount of Shares sold) of the reasonable and customary costs of any Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party.

            (iv) In no event will the auction process take more than 180 days (the "Auction Period"), unless Definitive Sale Agreements have been entered into prior to the end of the Auction Period. Unless Definitive Sale Agreements have previously been executed, the Sponsor Group shall have the right to terminate the Sale Process at any time during the Auction Period in its sole discretion (the "Sale Termination Right"). If (i) the Sponsor Group exercises the Sale Termination Right, or (ii) the Sale of the Company as contemplated by the Definitive Sale Agreements is not consummated (unless the failure to consummate is the result of a breach of the Definitive Agreements by a member of the Sponsor Group), then, at any time on or after 6 months after the date on which the Sponsor Group exercised the Sale Termination Right or the Definitive Sale Agreements terminated in accordance with their terms, as the case may be, the Sponsor Group may, again initiate their liquidity rights under this Article IV (commencing with Section 4.1(a)), subject to the terms of Section 4.1(b). If,
                  (i) at the end of the Auction Period, there is no good faith, bona fide offer to acquire the Company, or (ii) the shareholders of Parent have the right to approve the Sale of the Company and vote against such transaction, then, the Sponsor Group may, in its sole discretion, either (i) exercise the exchange rights described in Section 4.2, or (ii) again and at any time initiate their liquidity rights under this
                  Article IV (commencing with Section 4.1(a)), subject to the terms of Section 4.1(b).

            4.2 Exchange Rights.

      If a Sale of the Company does not occur in accordance with the provisions of Section 4.1(e), then the Sponsor Group may elect to cause the exchange of all, but not less than all, of the Sponsor Shares for shares of common stock of Parent, the resale of which by Sponsors shall be registered on Form S-3 or any successor form, to the extent such form is available to the Parent at such time, based upon the Appraisal Price of the Sponsor Shares pursuant to a new Appraisal Process (which shall not count towards the limits in Section 4.1(b)) initiated at the time the Sponsor Group elects to exercise the exchange rights hereunder and the fair market value of the Parent's common stock determined by the average closing price of the Parent's common stock for the 45-day trading period immediately prior to the date of the exchange for Parent common stock (the "Exchange"). To the extent the number of shares to be received by Sponsors at the Appraisal Price constitutes more than 19.9% of the outstanding capital stock of Parent (as determined pursuant to the rules of the New York Stock Exchange), then each Sponsor will receive the balance in cash as a pro rata portion of the Appraisal Price. Upon written notice to Parent, the Company and the other Sponsors of the Sponsor Group's election to consummate such Exchange (the "Exchange Notice"), each of Parent and the Company shall (i) provide each Sponsor with prompt notice regarding any and all approvals, consents, notifications, waivers, filings, amendments and other legal requirements applicable to it and necessary for the consummation of the proposed Exchange, and shall use their reasonable best efforts to obtain all such approvals, consents, notifications, waivers, filings and amendments and shall comply with all such other legal requirements in a timely fashion, and (ii) take all other actions reasonably necessary or desirable and use their reasonable best efforts to cause the consummation of the Exchange. In no event shall any Sponsor be required to make any representations, warranties, covenants, indemnities or agreements (other than representations and indemnities with respect to such Sponsor's ownership of its Shares, its ability to consummate the Exchange and investment representations required under applicable securities laws) in connection with any Exchange.

                                   ARTICLE V
                                TAKE-ALONG RIGHT

            5.1 Take-Along Right.

            (a) If the Sponsor Group and Parent, acting together, elect to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company, the Sponsor Group and Parent shall notify the Company and the other Stockholders in writing of that election, the other Stockholders will consent to and raise no objections to the proposed transaction, and the Stockholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by Sponsor Group and Parent. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires Stockholder approval, the Stockholders and the Company will vote or cause to be voted all Shares that they hold or with respect to which such Stockholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Shares, the Stockholders will agree to sell their pro-rata share of the Shares being sold in such Sale of the Company on the terms and conditions approved by the Sponsor Group and Parent, and the Stockholders will execute any Definitive Sale Agreements, and will make to the buyer the same representations, warranties, covenants, indemnities and agreements (other than non-competition agreements) as the Sponsors make in connection with such Sale of the Company (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, any

Sponsor, the other Stockholders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear their ratable share (which shall be proportionate based on the value of Shares that are being sold in such Sale of the Company) of all liabilities of the Stockholders arising out of representations, warranties (other than those representations, warranties, covenants, indemnities and agreements that pertain specifically to a given Stockholder), covenants, indemnities or other agreements made in the Definitive Sale Agreements.

            (b) The obligations of the Stockholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, all of the holders of Shares shall receive the same form and amount of consideration per Share, or if any holders of a particular class or series of securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, (ii) all holders of rights without regard to vesting or exercise restrictions to acquire a particular class or series of securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Shares received by the holders of such type and class of Shares in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Shares by (2) the number of shares, units or aggregate amount of Shares represented by such rights, and
(iii) in no event shall the aggregate liability of any Stockholder for representations, warranties, covenants, indemnities or agreements (other than with respect to such Stockholder's ownership of its Shares, its ability to consummate the transfer thereof, and investment representations required under applicable securities laws) with respect to any Sale of the Company exceed the proceeds received by such Stockholder in such Sale of the Company.

            (c) Each Stockholder will bear its or his pro-rata share (based upon the relative amount of Shares sold) of the reasonable and customary costs of any sale of Shares pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that the Sponsor Group and Parent, acting together, elect to consummate or cause to be consummated pursuant to this
Article V is not consummated for any reason, the Company will reimburse the Sponsors and Parent for all actual and reasonable expenses paid or incurred by the Sponsors and Parent in connection therewith.


                                   ARTICLE VI
                                REDEMPTION RIGHTS

            6.1 Redemption of Sponsor Shares. At any time prior to a Public Offering becoming effective:

                  (a) Parent shall provide the Sponsors with no less than thirty
(30) days prior written notice of any event that will constitute a Parent Change of Control. If the Sponsor Group gives notice of its election (such election to be called the "Redemption Notice") within twenty (20) days after receipt of such notice from the Parent, to have the Parent purchase the Sponsor Shares, then, upon consummation of such Parent Change of Control (the "Redemption Date"), the Parent shall be required to purchase, at the Redemption Price (as defined below), all of the Shares then held by the Sponsors (the "Redemption Shares"). The Redemption Notice must request redemption of all, and not less than all, of the Shares held by the Sponsors.

                  (b) For purposes of this provision, a "Parent Change of Control" shall be deemed to have occurred when there has occurred (i) an acquisition by any "person" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act, as amended (the "Exchange Act") (or any successor item, regulation or act to the same effect)) of beneficial ownership, directly or indirectly, of securities of Parent representing more than fifty percent (50%) of the combined voting power of Parent's then outstanding securities; (ii) an acquisition by any "person" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (or any successor item, regulation or act to the same effect)) of the right to appoint a majority of Parent's board of directors; or (iii) the sale of all or substantially all of the assets of Parent.

                  (c) The purchase price for each Redemption Share (the "Redemption Price") shall be the Appraisal Price of each share of the Company's Common Stock on the date that the applicable Redemption Notice is first given under Section 6.1 (the "Determination Date").

                  (d) In consideration of the purchase of the Redemption Shares hereunder, the Parent shall deliver to each Sponsor on the Redemption Date, the Redemption Price for its Shares, in cash by certified check or by wire transfer of immediately available funds.

                  6.2 Redemption Closing. The closing of the purchase of the Redemption Shares being redeemed by the Sponsors (the "Redemption Closing") shall take place at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP, 100 Federal Street, Boston, MA 02110 on the applicable Redemption Date, or at such other time and place as the Sponsors and the Parent may agree. The Sponsors shall deliver to the Parent at the Closing a certificate or certificates evidencing the Shares redeemed hereunder together with executed stock powers.

                  6.3 Failure to Redeem. If the Parent fails to purchase all of the Redemption Shares on the Redemption Date, then the Parent shall be deemed to have breached Section 6.1 hereof. If the Parent's breach is due to insufficient funds, then those funds which are available to the Parent will be used to purchase, pro rata, based on the aggregate Redemption Price payable to each Sponsor, the maximum possible number of Redemption Shares. Any subsequent purchase by the Parent shall be for the remaining Redemption Shares of each Sponsor, allocated pro rata based on each Sponsor's ownership of the remaining Redemption Shares. In the event of such a breach, in addition to any other remedies available to the Sponsors at law or in equity, between the Redemption Date and such time as the purchase is completed, the Redemption Price for each Sponsor's Shares shall bear interest at the rate of twelve percent (12%) per annum, compounded annually; provided that such rate shall increase by 2% on the date that is six (6) months after the Redemption Date, and subject to applicable law, shall further increase by an additional 2% on the last day of every quarter thereafter, until such Redemption Shares are fully purchased by the Parent. If the Parent purchases fewer than all of the Redemption Shares offered for purchase, the holders of the Shares not redeemed shall continue to receive the benefit of the rights and privileges afforded the Shares hereunder.

                                  ARTICLE VII
                               PRE-EMPTIVE RIGHTS

                  7.1 Issuance of New Shares.

                  (a) Purchase Rights. If at any time after the date of this Agreement the Company proposes to issue or sell any Common Stock, Common Stock Equivalents or securities convertible into equity securities of the Company (collectively, "New Shares"), the Company shall first offer to sell to each Stockholder (other than any Management Holder, as to whom this Section 7.1 shall not apply) a portion of each type of such New Shares equal to the quotient determined by dividing (x) the number of Shares held or beneficially owned by such Stockholder, by (y) the total number of Shares outstanding immediately prior to such issuance or sale. A Stockholder shall be entitled to purchase all or any portion of its respective portion (as determined in the immediately preceding sentence) of such New Shares at the most favorable price and on the most favorable terms as such New Shares are to be offered. The holders of Shares shall further have a right of over-allotment such that to the extent a Stockholder (a "Rejecting Holder") does not does not exercise its right to purchase any of the New Shares, or exercises its rights for less than all of its pro rata share of the New Shares (as determined above), then each other Stockholder may elect to purchase its pro rata share (as determined above) of such New Shares which the Rejecting Holder does not elect to purchase.

                  (b) Offer Period. In order to exercise its purchase rights hereunder, each Stockholder must, within 30 days after receipt of written notice from the Company describing in reasonable detail the New Shares being offered, the purchase price thereof, the payment terms, the percentage of the New Shares initially available to such holder pursuant to Section 7.1(a) and the over-allotment right available in connection therewith, deliver a written notice to the Company describing its election to exercise its purchase rights hereunder.

                  (c) Expiration of Offer Period. Upon the expiration of the offering period described above, the Company shall be entitled to sell such New Shares which the Stockholders have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders pursuant to Section 7.1(a). Any New Shares to be sold by the Company after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this Section 7.1.

                  (d) Exceptions to Purchase Rights. The provisions of this
Section 7.1 will not apply to the following issuances of New Shares:

                           1. Common Stock or Common Stock Equivalents issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company, pursuant to the SIP (it being acknowledged that Common

                           Stock or Common Stock Equivalents will not be issued to Sponsors under this Section 7.1(d)(1), or to their director designees (other than pursuant to a grant for a number of shares also granted to the independent directors of the Company)),

                           2. Equity Securities issued in respect of or in exchange for Shares by way of a stock dividend, stock split or similar transaction, and

                           3. Equity Securities issued in the first Public Offering approved by the Board in accordance with the terms hereof.

                                  ARTICLE VIII
                           BOARD OBSERVERS AND ACCESS

                  8.1 Board Representation and Access. The Company agrees as follows:

                  (a) In the event that either THL or TPG loses its right to designate all of its directors pursuant to Section 2.1(b), such Sponsor (an "Affected Sponsor") shall have the right to designate an employee of such Sponsor or its Affiliates as a non-voting observer (a "Non-Voting Observer") to the Board and who shall be such Sponsor's initial designee as a director of the Company so long as they are principals of such Sponsor, and any replacement shall be a principals of such Sponsor. The Non-Voting Observer attending a meeting of the Board shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending such meeting.

                           (i) The Non-Voting Observer shall be entitled to be
present at all meetings of the Board and of each committee of the Board and such observer shall be notified of any meeting of the Board or committee, including such meeting's time and place, in the same manner as Board members and shall have the same access to information (including any copies of all materials distributed to members of the Board or a committee thereof) concerning the business and operations of the Company and at the same time as Board members and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board or committee without voting; provided, however, that the Company shall not be under any obligation to take any action with respect to any proposals made or advice furnished by the Non-Voting Observer, and nothing herein shall prevent the Board (or any committee thereof) from acting by written instrument to the extent permitted by applicable law. The Non-Voting Observer shall have a duty of confidentiality to the Company comparable to the duty of confidentiality of a director of the Company.

                           (ii) Notwithstanding the foregoing, if an issue is to
be discussed or otherwise arises at any meeting of the Board or any committee of the Board which, in the reasonable judgment of the Board or a majority of the members of such committee, based on advice of legal counsel, cannot be discussed in the presence of the Non-Voting Observer in order to avoid a conflict of interest on the part of the Non-Voting Observer or to preserve an attorney-client or accountant-client or any other available privilege, then such issue may be discussed without the Non-Voting Observer being present and may be deleted from any materials being distributed in connection with any meeting at which such issues are to be discussed, so long as the Non-Voting Observer is given notice of the occurrence of such meeting and the deletion of such materials.

                  (b) The Company will, and will cause its Subsidiaries to, upon reasonable notice at reasonable times from time to time, provide each Sponsor (and any other parent company of such Sponsor that is a venture capital operating company), at the sole expense of such Sponsor, reasonable opportunities to routinely consult with and advise the management of the Company and its subsidiaries on all matters relating to the operation of the Company and each such Subsidiary, including, without limitation, with respect to any proposed merger, sale of all or substantially all of the Company's assets or capital stock, liquidation or dissolution of or by the Company or other similar corporation transaction, and shall consider, in good faith, the recommendations of each Sponsor in connection with the matters on which it is consulted; provided that the ultimate discretion with respect to all such matters shall be retained by the Company and the Company shall not be under any obligation to accept the recommendations of any Sponsor. The Company shall give, and shall cause its subsidiaries to give, subject to compliance with applicable laws and confidentiality obligations to third parties, such Sponsor (and any other parent company of such Sponsor that is a venture capital operating company) and their authorized representatives reasonable access during normal business hours to all books of account, facilities and properties of the Company and its subsidiaries and permit the Sponsor (and any parent company of such Sponsor that is a venture capital operating company) to make such copies and inspections thereof as any such Person may reasonably request and discuss the affairs, finances and accounts with the officers thereof; provided that such Sponsor shall not exercise such rights more often than quarterly during any calendar year, and such additional times as may be reasonably required in order to qualify any of the Shares as a venture capital investment (as defined in the Department of Labor Regulation Section 2510.3-101). Any such visit will be at the expense of such Sponsor (or such other parent company of such Sponsor that is a venture capital operating company).

                  (c) If (i) reasonably required, in order to qualify any of the Shares as a venture capital investment (as defined in the Department of Labor Regulation Section 2510.3-101) or (ii) any Sponsor is unable for any reason (including pursuant to this Agreement) to appoint a Non-Voting Observer to the Board (and each of the committees, except the compensation committee, thereof), then the Company shall promptly provide true and correct copies of all documents, reports, financial data, and such additional financial and other information with respect to the Company, and its subsidiaries as such Sponsor (and any other parent company of such Sponsor that is a venture capital operating company) may from time to time reasonably request.

                  (d) The Company's obligations pursuant to Section 8.1(a) shall survive until a Public Offering, and the Company's obligations pursuant to
Section 8.1(b) and (c) shall survive with respect to each Sponsor until the later of (i) a Public Offering, or (ii) until such Sponsor holds less than 20% of its initial equity investment in the Company.

                  8.2 Information Rights. Prior to the consummation of the first Public Offering, the Company shall provide to each of the Sponsors the following information:

                  (a) Within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and an audited consolidated statement of income and statement of cashflows of the Company and its Subsidiaries for such year, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by the Company's independent public accountants.

                  (b) Within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, unaudited consolidated statements of income, and unaudited consolidated statements of cash flows for such fiscal quarter and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than omission of accompanying notes) and compared with both the actual results from the corresponding quarter of the previous fiscal year and the budget for the current fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

                  (c) Within twenty (20) days after the end of each month of each fiscal year, the Company's monthly reporting package, including unaudited consolidated statements of income. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than omission of accompanying notes) and compared with both the actual results from the corresponding month of the previous fiscal year and the budget (including any reforecasts) for the current fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

                  (d) As soon as reasonably practicable and in accordance with Company's past practice (but in no extent later than the first day of such fiscal year), a copy of an annual budget with line items compared to the previous year's budget and an annual strategic plan for such fiscal year.

                  8.3 Confidentiality. Each Stockholder agrees that it will hold, and will use all commercially reasonable efforts to cause its officers, directors, members, managers, partners, employees, accountants, counsel, consultants, advisors, financial sources, financial institutions, and agents (the "Representatives") to hold, in confidence all confidential information and documents regarding the Company and its Subsidiaries pursuant to or received by such Stockholder or its Representatives in connection with this Agreement or any transaction contemplated hereby (except as required by applicable law, regulation or legal process, including any rule or regulation of a self-regulatory organization to which such Stockholder or its Representatives are subject); provided, that each Stockholder shall be entitled to disclose such confidential information and documents to its investors who are subject to confidentiality obligations owed to such Stockholders.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

                  9.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and (i) holders of a majority of the Shares held by THL, (ii) holders of a majority of the Shares held by TPG, and (iii) the Parent; provided, however, that no such waiver, modification or amendment which adversely affects either Evercore or BACI disproportionately to any other Sponsor shall be permitted without the written consent of Evercore or BACI, as applicable. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  9.2 Termination of Agreement. This Agreement will terminate in respect of all Stockholders (a) with the written consent of the Company and (i) holders of a majority of the Shares held by THL, (ii) holders of a majority of the Shares held by TPG, and (iii) the Parent; (b) upon the dissolution, liquidation or winding-up of the Company; (c) upon the consummation of a Sale of the Company; or (d) upon a Public Offering; provided, that the Company's obligations pursuant to Sections 8.1(b) and (c) shall survive termination of this Agreement with respect to each Sponsor until the later of (i) a Public Offering, or (ii) until such Sponsor holds less than 20% of its initial equity investment in the Company.

                  9.3 Termination as to a Party. Any Person who ceases to hold any Shares shall cease to be a Stockholder and shall have no further rights or obligations under this Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

                  10.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

                  "Agreement" has the meaning set forth in the preamble.

                  "Appraisal Price" means the "fair market value" of each Share determined in accordance with this definition by one or more of the following independent investment banking firms (the "Firms") acting as an appraiser (an "Appraiser"): Bank of America Securities, LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Deutsche Bank AG, Goldman Sachs Group, Inc., J.P. Morgan Securities Inc. and Morgan Stanley, provided that if all such Firms have been exhausted by either having already rendered a valuation or the Sponsor Group or Parent has approached such Firms to engage them and such Firms have declined such engagement, then the parties will cooperate and use their reasonable best efforts to mutually agree upon another independent, nationally recognized investment banking firm. Each party who selects an Appraiser must make such selection within fifteen (15) days of the event triggering the Appraisal. Each party selecting an Appraiser hereunder shall direct the Appraiser to deliver its valuation within thirty (30) days of being retained, and such party shall cooperate with the Appraiser and use its reasonable best efforts to cause such valuation to be delivered within such time frame. The expenses of any Appraiser engaged in connection with the Appraisal Process shall be divided evenly among the parties. The Appraisal Price shall be determined as follows:

                  (a) Each Appraiser retained hereunder shall determine the fair market per share value of the Sponsor Shares assuming the sale of the entire equity interest of the Company to an independent willing buyer in an arms'-length transaction under then current prevailing market conditions for the sale of all of the stock of comparable business enterprises intended for continued use as part of a going concern. Each Appraiser shall assume that in any such transaction each shareholder of the Company would receive the same per share consideration, and the Appraiser shall not apply any discount for minority interest or illiquidity of the Sponsor Shares, nor any control premium.

                  (b) The initial Appraiser shall be selected by the Sponsor Group (the "Sponsor Appraiser"). If the Parent does not accept the per share valuation arrived at by the Sponsor Appraiser, then the Parent shall promptly notify each Sponsor thereof and Parent shall retain one of the Firms as a second Appraiser (the "Parent Appraiser").

                  (c) If a valuation is delivered by the Parent Appraiser in accordance with paragraph (b), and the Parent Appraiser and the Sponsor Appraiser arrive at per share valuations (the "Initial Valuations") within ten percent (10%) of each other, the mathematical mean of the Initial Valuations shall be deemed to be the Appraisal Price. If such Appraisers shall arrive at Initial Valuations that are not within ten percent (10%) of each other but are within twenty percent (20%) of each other, then the Parent Appraiser and the Sponsor Appraiser, as soon as reasonably practicable, shall jointly retain a Firm to act as a third Appraiser (the "Third Appraiser") on reasonable terms agreed to by the Sponsor Group and Parent in good faith. In the event the valuation of the Third Appraiser is greater than the higher of the Initial Valuations, then the Appraisal Price shall be the higher of the Initial Valuations. In the event the valuation of the Third Appraiser is less than the lower of the Initial Valuations, the Appraisal Price shall be the lower of the Initial Valuations. If the valuation of the Third Appraiser is not greater than the higher of the Initial Valuations or lower than the lower of the Initial Valuations, the Appraisal Price shall be the mathematical mean of (i) the per share valuation arrived at by the Third Appraiser, and (ii) the Initial Valuation that is closest to that of the per share valuation arrived at by the Third Appraiser.

                  (d) If the Initial Valuations are not within twenty percent (20%) of each other, then neither valuation shall be used and the Sponsor Group will retain a new Firm to act as Sponsor Appraiser (the "Second Sponsor Appraiser") and Parent shall retain a new Firm to act as Parent Appraiser (the "Second Parent Appraiser"). If the per share valuations arrived at by the Second Sponsor Appraiser and Second Parent Appraiser (the "Second Valuations") are within twenty percent (20%) of each other, then the Appraisal Price shall be determined as set forth in paragraph (c) above. If the Second Valuations are not within twenty percent (20%) of each other, then the Second Valuations shall not be used and the Second Parent Appraiser and the Second Sponsor Appraiser, as soon as reasonably practicable, shall jointly select a Firm to act as a final Appraiser (the "Final Appraiser") on reasonable terms agreed to by the Sponsor Group and Parent in good faith. So long as the valuation of the Final Appraiser is not higher than the higher of the Second Valuations or lower than the lower of the Second Valuations, the valuation arrived at by the Final Appraiser shall be deemed to be the Appraisal Price. In the event the valuation of the Final Appraiser is greater than the higher of the Second Valuations, then the Appraisal Price shall be the higher of the Second Valuations. In the event the valuation of the Final Appraiser is less than the lower of the Second Valuations, the Appraisal Price shall be the lower of the Second Valuations.

                  "Appraisal Process" shall mean the process described in the definition of Appraisal Price in order to arrive at the Appraisal Price.

                  "Closing Date" has the meaning ascribed thereto in the Stock Purchase Agreement between the Company, Parent and the Purchasers named therein.

                  "Common Stock" means, collectively the common stock, par value $.0001 per share of the Company and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the successor to the Company.

                  "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible Shares, or exchangeable Shares or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Company" has the meaning set forth in the preamble.

                  "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting Shares, by contract or otherwise.

                  "Exempted Arrangements" means the arrangements provided in (i) the Management Agreement by and between the Company and THL Advisors V, LLC of even date herewith, (ii) the Management Agreement by and between the Company and TPG GenPar IV, L.P. of even date herewith, (iii) the Management Agreement by and between the Company and Evercore Advisors L.L.C. of even date herewith, (iv) the intercompany agreements listed on Schedule 1 hereto, and (v) any contracts or transactions involving the Parent or one of its Subsidiaries (other than the Company or its Subsidiaries) on the one hand, and the Company or one of its Subsidiaries on the other hand, involving payments of less than $500,000 annually in the aggregate by either party and which do not restrict the ability of the Company and its Subsidiaries to engage in any activities.

                  "Exempt Transfer" means a Transfer of Shares (a) pursuant to
Section 3.2 hereof, (b) pursuant to Sections 4.1, 4.2, 5.1 or 6.1 hereof, (c) upon the death of the holder pursuant to the applicable laws of descent and distribution, (d) solely to or among such Person's Family Group, or (e) incidental to the exercise, conversion or exchange of such Shares in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company. Solely with respect to Sponsor Shares, an Exempt Transfer shall also include a Transfer of Sponsor Shares (a) to and among the Affiliates of the Sponsors, partners of the Sponsors and the partners (including, without limitation, any limited partner of such Sponsor), stockholders, employees and Affiliates of such partners or Affiliates, and (b) pursuant to a pledge of such Sponsor Shares to an unaffiliated financial institution.

                  "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

                  "Financing" has the meaning ascribed thereto in the Stock Purchase Agreement between the Company, Parent and the Purchasers named therein.

                  "Major Sponsors" has the meaning given such term in Section 2.2(a).

                  "Management Holder" has the meaning given such term in the preamble.

                  "Material Subsidiary" means a direct or indirect Subsidiary of the Company which represents 10% or more of the assets or revenues of the Company and its Subsidiaries, taken together as a whole.

                   "Other Holder" has the meaning given such term in Section 3.2(a).

                   "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

                  "Pro Rata Amount" means, with respect to any Stockholder, the quotient obtained by dividing (i) the sum of the aggregate number of shares of Common Stock held by such Stockholder by (ii) the aggregate number of issued and outstanding shares of Common Stock held by all Stockholders.

                  "Public Offering" means an offering and sale to the public of any shares or equity securities of the Company pursuant to a registration statement in the United States.

                  "Qualified Public Offering" means a Public Offering whereby the offered shares trade on a national securities exchange or NASDAQ, and in which, at the election of the Company, either one of the following criteria is fulfilled: (A) (i) the price per share paid by the public in such offering is at least $15.00 and less than $17.50, and (ii) the gross proceeds to the Company would at least equal an amount obtained by multiplying the per share price in
(A)(i) above by that number of shares (the "1.5 Cap") equal to 15% of the outstanding shares of the Company after giving effect to the offering, or (B)
(i) the price per share paid by the public in such offering is at least $17.50, and (ii) the gross proceeds to the Company would at least equal an amount obtained by multiplying the per share price in (B)(i) above by that number of shares (the "1.75 Cap") equal to 12.5% of the outstanding shares of the Company after giving effect to the offering. Any per share price contained in this definition shall be subject to adjustment for stock splits, combinations and similar events.

                  "quorum" means, with respect to any meeting of directors of the Board of the Company, a group of directors present at any meeting that includes a number of directors designated by Parent that constitutes a majority of directors present at any such meeting.

                   "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of Persons on an arm's-length basis other than an Affiliate of any Sponsor, pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the voting stock of the Company or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing stock to entities controlled by the Company.

                  "Sale Notice" has the meaning given such term in Section
3.2(a).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933 and the rules and regulation promulgated thereunder, all as the same have been or may be amended from time to time.

                  "Selling Holder" has the meaning given such term in Section 3.2(a).

                  "Shares" means, collectively, the shares of Common Stock or other equity securities of the Company held by the Stockholders.

                  "SIP" has the meaning given such term in the preamble.

                  "Sponsor Group" has the meaning given such term in Section 4.1(a).

                  "Sponsors" has the meaning given such term in the preamble.

                  "Sponsor Shares" means Shares held by the Sponsors.

                  "Stockholder(s)" has the meaning given such term in the preamble.

                  "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient shares to elect directors having a majority of the voting power of the board of directors of such corporation.

                  "Tag-Along Notice" has the meaning given such term in Section 3.2(a).

                  "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

                  "Transferee" means any Person to whom a Stockholder may Transfer Shares.

                  10.2 Legends.

                  (a) Each certificate or instrument evidencing Shares and each certificate or instrument issued in exchange for or upon the Transfer of any such Shares (if such Shares remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE CONSTITUTE SHARES UNDER A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF MARCH [9], 2005 AMONG THE ISSUER OF SUCH SHARES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (b) Each instrument or certificate evidencing Shares and each instrument or certificate issued in exchange or upon the Transfer of any Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

                  (c) Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Shares, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

                  10.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  10.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  10.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.

                  10.6 Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  10.7 Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  10.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, 5 days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notices to the Company will be sent to:

                  Fidelity National Information Services, Inc.
                  601 Riverside Avenue
                  Jacksonville, FL 32204
                  Attention: Gregory S. Lane, Senior Vice President - Mergers and Acquisitions Counsel
                  Facsimile:  (904) 357-1026

                  with copies to:

                  Thomas H. Lee Partners, L.P.
                  100 Federal Street
                  Boston, MA 02110
                  Attention:  Thomas M. Hagerty and Seth Lawry
                  Facsimile:  (617) 227-5514

                  Texas Pacific Group
                  345 California Street, Suite 3300
                  San Francisco, CA 94104
                  Attention:  Jonathan Coslet and Marshall Haines
                  Facsimile:  (415) 743-1501

                  Weil, Gotshal & Manges LLP
                  100 Federal Street
                  Boston, MA  02110
                  Attention:  James Westra, Esq.
                              Marilyn French, Esq.
                  Facsimile:  (617) 772-8333

                  Notices to any Stockholder will be sent to the address set forth opposite such Stockholder's name on Exhibit A attached hereto, with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Federal Street
                  Boston, MA  02110
                  Attention:  James Westra, Esq.
                              Marilyn French, Esq.
                  Facsimile:  (617) 772-8333

                  and, if such Stockholder is a TPG Holder, with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006
                  Attention:  David Leinwand
                  Facsimile:  (212) 225-2838

                  and, if to Evercore, with a copy to:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, NY 10017
                  Attention: Alan Schwartz
                  Facsimile: (212) 455-2502

                  and, if to BACI, with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  Hearst Tower
                  214 North Tryon Street, 47th Floor
                  Charlotte, NC 28202
                  Attention:  T. Richard Giovannelli
                  Facsimile:      (704) 353-3184

                  10.9 Governing Law. The Delaware General Corporation Laws shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, NY over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

                  10.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  10.11 Tax-Free Reorganization Parent may propose and the Sponsor Group shall consider, at its sole and absolute discretion, transactions by and between the Company and Parent that would allow Parent to consummate a tax free spin off of its shares in the Company on such terms as may be mutually agreeable to the Sponsor Group and FNF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES FOLLOW]

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                  FIDELITY NATIONAL FINANCIAL, INC.


                                  By:  ________________________________________
                                       Name:
                                       Title:


                                  FIDELITY NATIONAL INFORMATION SERVICES, INC.


                                  By:  ________________________________________
                                       Name:
                                       Title:


                                  THOMAS H. LEE EQUITY FUND V, L.P.

                                  By:  THL Equity Advisors V, LLC, its general
                                       partners

                                  By:  Thomas H. Lee Partners, L.P., its sole
                                       member

                                  By:  Thomas H. Lee Advisors LLC, its general
                                       partner


                                  By:  ________________________________________
                                       Name:
                                       Title:  Managing Director

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                                  THOMAS H. LEE PARALLEL FUND V, L.P.

                                  By:  THL Equity Advisors V, LLC, its general
                                       partner

                                  By:  Thomas H. Lee Partners, L.P., its sole
                                       member

                                  By:  Thomas H. Lee Advisors LLC, its general
                                       partner


                                  By:  ________________________________________
                                       Name:
                                       Title:  Managing Director


                                  THOMAS H. LEE CAYMAN FUND V, L.P.

                                  By:  THL Equity Advisors V, LLC, its general
                                       partner

                                  By:  Thomas H. Lee Partners, L.P., its sole
                                       member

                                  By:  Thomas H. Lee Advisors LLC, its general
                                       partner


                                  By:  ________________________________________
                                       Name:
                                       Title:  Managing Director


                                  THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

                                  By:  THL Investment Management Corp., its
                                       general partner

                                  By:  ________________________________________
                                       Name: Thomas H. Lee
                                       Title: Chief Executive Officer

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT


                                PUTNAM INVESTMENTS EMPLOYEES'
                                SECURITIES COMPANY I LLC

                                By:  Putnam Investments Holdings, LLC, its
                                     managing member

                                By:  Putnam Investment, LLC, its managing member


                                By:  ___________________________________________
                                     Name:
                                     Title:


                                PUTNAM INVESTMENTS EMPLOYEES'
                                SECURITIES COMPANY II LLC

                                By:  Putnam Investment Holdings, LLC, its
                                     managing member

                                By:  Putnam Investments, LLC, its managing
                                     member


                                By:  ___________________________________________
                                     Name:
                                     Title:


                                PUTNAM INVESTMENT HOLDINGS, LLC

                                By:  Putnam Investments, LLC, its managing
                                     member


                                By:  ___________________________________________
                                     Name:
                                     Title:

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                              TPG PARTNERS IV, L.P.

                              By:  TPG GenPar IV, L.P., its general partner
                              By:  TPG Advisors IV, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:


                              TPG PARTNERS III, L.P.

                              By:  TPG GenPar III, L.P., its general partner
                              By:  TPG Advisors III, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:


                              TPG PARALLEL III, L.P.

                              By:  TPG GenPar III, L.P., its general partner
                              By:  TPG Advisors III, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:


                              TPG INVESTORS III, L.P.

                              By:  TPG GenPar III, L.P., its general partner
                              By:  TPG Advisors III, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                              FOF PARTNERS III, L.P.

                              By:  TPG GenPar III, L.P., its general partner
                              By:  TPG Advisors III, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:


                              FOF PARTNERS III-B, L.P.

                              By:  TPG GenPar III, L.P., its general partner
                              By:  TPG Advisors III, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:


                              TPG DUTCH PARALLEL III, C.V.

                              By:  TPG GenPar Dutch, L.L.C., its general partner
                              By:  TPG GenPar III, L.P., its general partner
                              By:  TPG Advisors III, Inc., its general partner

                              By:  _____________________________________________
                                   Name:
                                   Title:

                        COUNTERPART SIGNATURE PAGE TO THE
                             STOCKHOLDERS AGREEMENT

                              EVERCORE METC CAPITAL PARTNERS II L.P.

                              By: Evercore Partners II L.L.C., its General
                                  Partner

                              By: ___________________________________
                                  Name:
                                  Title:

                             BANC OF AMERICA CAPITAL INVESTORS, L.P.

                             By: Banc of America Capital Management, L.P., its General Partner

                             By:   BACM I GP, LLC,
                                   its General Partner

                             By: ___________________________________
                                 Name:
                                 Title:

                                    EXHIBIT A

                  Thomas H. Lee Partners, L.P.
                  100 Federal Street
                  Boston, MA 02110
                  Attention:  Thomas M. Hagerty and Seth Lawry
                  Facsimile:  (617) 227-5514

                  Texas Pacific Group
                  345 California Street, Suite 3300
                  San Francisco, CA 94104
                  Attention:  Jonathan Coslet and Marshall Haines
                  Facsimile:  (415) 743-1501

                  Evercore Partners
                  55 East 52nd Street, 43rd Floor
                  New York, NY 10055
                  Attn:  Neeraj Mital
                  Telephone:  (212) 857-3197
                  Facsimile:  (212) 857-3152

                  Fidelity National Financial, Inc.
                  601 Riverside Avenue
                  Jacksonville, FL 32204
                  Attention:  Gregory S. Lane, Senior Vice President - Mergers
                              & Acquisitions Counsel
                  Facsimile:  (904) 357-1026

                  Banc of America Capital Investors, L.P.
                  Bank of America Corporate Center
                  100 North Tryon Street, 25th Floor
                  NC1-007-25-02
                  Charlotte, NC 28255
                  Attention:  Robert L. Edwards, Jr.
                  Facsimile:  (704) 386-6432

                                   SCHEDULE 1

                              CAPITAL EXPENDITURES

                    FY 2005         FY 2006       FY 2007
                    -------         -------       -------
                    171,290         152,413       137,901